                          Offer To Purchase For Cash
                    All Outstanding Shares Of Common Stock

                                      of

                          Synthetic Industries, Inc.

                                      at

                             $33.00 Net Per Share

                                      by

                            SIND Acquisition, Inc.
                         a wholly owned subsidiary of

                              SIND Holdings, Inc.
                   a corporation formed at the direction of

                                Investcorp S.A.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY
        TIME ON FRIDAY, DECEMBER 10, 1999 UNLESS THE OFFER IS EXTENDED.


                                                              November 12, 1999

To Our Clients:

  Enclosed for your consideration is an Offer to Purchase dated November 12, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by SIND Acquisition, Inc., a Delaware corporation ("Purchaser") and wholly owned subsidiary of SIND Holdings, Inc., a Delaware corporation ("Parent") formed at the direction of Investcorp S.A., a Luxembourg corporation ("Investcorp"), to purchase all outstanding shares of common stock, $1.00 par value per share (collectively, the "Shares"), of Synthetic Industries, Inc., a Delaware corporation (the "Company"), at a purchase price of $33.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

  We are the holder of record of Shares held by us for your account. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares. A tender of Shares may be made only by us as the holder of record and pursuant to your instructions.

  We request instructions as to whether you wish to tender any or all Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The tender price is $33.00 per Share, net to the seller in cash, without interest thereon.

    2. The Offer is being made for all outstanding Shares.

    3. This Offer is being made pursuant to the terms of an Agreement and Plan of Merger, dated as of November 5, 1999 (the "Merger Agreement"), by and among Parent, Purchaser and the Company. The Merger Agreement provides, among other things, for the making of the Offer by Purchaser, and further provides that, following the purchase of Shares pursuant to the Offer and promptly after the satisfaction or
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  waiver of certain other conditions, Purchaser will be merged with and into the Company (the "Merger"). The Company will be the surviving corporation in the Merger and will continue as a wholly owned subsidiary of Parent.

    4. The board of directors of the Company, by unanimous vote at a meeting duly called and held, has approved the Merger Agreement, the Offer and the Merger, has determined that the terms of the Offer and the Merger are fair to and in the best interests of the Company and its stockholders, has recommended that the Company's stockholders accept and tender their shares pursuant to the Offer, and has recommended that the Company's stockholders adopt the Merger Agreement.

    5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, December 10, 1999, unless extended.

    6. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn by the Expiration Date a number of shares which would represent at least a majority of Shares issued and outstanding on a fully-diluted basis. The Offer is also subject to the other conditions set forth in the Offer to Purchase.

    7. Stockholders who tender Shares will not be obligated to pay brokerage commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

    8. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the Share Certificates evidencing such Shares (or timely Book-Entry Confirmation (as defined in the Offer to Purchase) of the book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 3 of the Offer to Purchase), (ii) the Letter of Transmittal (or a facsimile copy thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

  The Offer is made solely by the Offer to Purchase, dated November 12, 1999, and the related Letter of Transmittal and any amendments and supplements thereto, and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in any such state. In any jurisdiction where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, signing and returning the form set forth on page 3. The enclosed Letter of Transmittal is furnished to you as an example and should not be used to tender Shares. An envelope to return your instructions to us is enclosed. Your instructions to us should be forwarded in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on page 3.

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

                         Instructions With Respect To
                        The Offer To Purchase For Cash
                    All Outstanding Shares Of Common Stock

                                      of

                          Synthetic Industries, Inc.

                                      at

                             $33.00 Net Per Share

                                      by

                            SIND Acquisition, Inc.
                         a wholly owned subsidiary of

                              SIND Holdings, Inc.
                   a corporation formed at the direction of

                                Investcorp S.A.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 12, 1999, of SIND Acquisition, Inc., a Delaware corporation ("Purchaser") and wholly owned subsidiary of SIND Holdings, Inc., a Delaware corporation formed at the direction of Investcorp S.A., a Luxembourg corporation ("Investcorp"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), relating to shares of common stock, $1.00 par value per share (collectively, the "Shares"), of Synthetic Industries, Inc., a Delaware corporation.

  This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES TO BE TENDERED:          SIGN HERE

_________ SHARES*                         ____________________________________

                                          ____________________________________
                                          Signature(s)

Account Number:_________________          ____________________________________
                                          Please print name(s) here

                                          ____________________________________
                                          Please print address(es) here

                                          ____________________________________
                                          Area Code and Telephone Number

Dated:_________, 1999                     ____________________________________
                                          Tax Identification or Social
                                          Security Number
--------
* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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